Exhibit 99

FOR IMMEDIATE RELEASE
July 20, 2017

Cintas Corporation Announces
Fiscal 2017 Fourth Quarter Results

CINCINNATI, July 20, 2017 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2017 fourth quarter and full fiscal year which ended May 31, 2017.

Revenue for the fourth quarter was $1.53 billion, an increase of 23.1% over last year’s fourth quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 8.1%. The organic growth rates for the Uniform Rental and Facility Services and First Aid and Safety Services reportable operating segments were 8.0% and 9.2%, respectively.

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “Our strong finish to the fiscal year helped us to achieve a seventh consecutive year of organic growth in the mid to high single digits. We continue to grow revenue in multiples of gross domestic product and employment growth. I thank our employees, whom we call partners, for the solid execution that enables us to achieve our vision of increasing the number of businesses we help get Ready for the WorkdayTM and of adding greater value to our existing customers by providing them with more of our industry-leading products and services.”

Operating income for the fourth quarter of $177.3 million decreased 11.2% from last year’s fourth quarter operating income of $199.8 million. Fiscal 2017 fourth quarter operating income was negatively impacted by $63.7 million of transaction and integration expenses related to the G&K Services, Inc. (G&K) acquisition.

Net income and earnings per diluted share (EPS) from continuing operations for the fourth quarter were $82.2 million and $0.75, respectively, compared to $115.7 million and $1.06, respectively, in last year’s fourth quarter. Fiscal 2017 fourth quarter EPS included a positive impact of $0.02 from a change in the accounting for equity compensation as required under ASU 2016-09 which was adopted in the first quarter of fiscal 2017. Fiscal 2017 fourth quarter EPS included a negative impact of $0.50 from transaction and integration expenses and certain incremental non-recurring financing fees included in interest expense related to the G&K acquisition.

The following table provides summary financial information including revenue, operating income, net income and EPS from continuing operations for the fourth quarters of fiscal years 2017 and 2016. This information is presented to provide details of consolidation and thus transparency to financial performance because of the significant impacts to the financial results in the fourth quarter of fiscal year 2017 from the G&K acquisition. Note that we will not be able to provide this detail going forward because the G&K business will increasingly be integrated and thus inseparable from Cintas consolidated financial results.

	Q4 Fiscal 2017							Q4 Fiscal 2016
			G&K Acquisition
	Cintas Legacy (1)	% of Revenue	G&K Results (2)	Transaction and Integration (3)	ASU 2016-09 (4)	Reported (5)	% of Revenue	Reported (5)	% of Revenue

Revenue	$1,342.6		$187.7	$—	$—	$1,530.3		$1,243.5

Gross margin	603.3	44.9%	75.4	—	—	678.7	44.4%	546.4	43.9%

SG&A	383.1	28.5%	51.8	—	2.8	437.7	28.6%	346.6	27.9%

G&K transaction and integration expenses	—	0.0%	—	63.7	—	63.7	4.2%	—	0.0%

Operating profit	220.2	16.4%	23.6	(63.7)	(2.8)	177.3	11.6%	199.8	16.1%

Interest expense, net	13.7	1.0%	14.5	17.1	—	45.3	3.0%	15.5	1.2%

Income before income taxes	206.5	15.4%	9.1	(80.8)	(2.8)	132.0	8.6%	184.3	14.8%

Income taxes	80.6	6.0%	3.4	(27.5)	(6.6)	49.9	3.3%	68.6	5.5%

Income, continuing operations	$125.9	9.4%	$5.7	$(53.3)	$3.8	$82.1	5.4%	$115.7	9.3%

Diluted EPS, continuing operations	$1.18		$0.05	$(0.50)	$0.02	$0.75		$1.06

(1) Figures represent reported results less the details of consolidation provided in the table related to the G&K acquisition and ASU 2016-09. See notes (2), (3) and (4) for more information.

(2) Figures represent the G&K financial results from the closing of the acquisition on March 21, 2017 to the quarter ended May 31, 2017. These results include in SG&A, amortization expense of $9.6 million resulting from the purchase price accounting (i.e., establishment of intangible assets) for G&K. They also include interest expense on the debt to finance the G&K acquisition.

(3) These expenses relate to the G&K acquisition and include employee separation costs, planned facility reduction activities, and certain incremental non-recurring financing fees included in interest expense.

(4) Figures represent the impact from a change in the accounting for equity compensation as required under ASU 2016-09 which was adopted in the first quarter of fiscal 2017.

(5) On July 11, 2017, Cintas sold a business that was reported as discontinued operations for the quarters ended May 31, 2017 and 2016. Revenue and EPS for the sold business were $26.5 million and $0.01, respectively, in Q4 fiscal 2017 and $27.9 million and $0.02, respectively, in Q4 fiscal 2016.

Revenue for the full fiscal year ending May 31, 2017 was $5.32 billion, an increase of 11.0% over last fiscal year. The organic growth rate, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations, and workday differences, was 6.7%. Operating income for the full fiscal year of $773.7 million increased 0.6% from last fiscal year operating income of $768.9 million. Fiscal 2017 operating income was negatively impacted by $79.2 million of transaction and integration expenses related to the G&K acquisition. Net income and EPS from continuing operations for fiscal 2017 were $457.3 million and $4.17, respectively, compared to $448.6 million and $4.02, respectively, last fiscal year. Fiscal 2017 EPS included a positive impact of $0.19 from a change in the accounting for equity compensation as required under ASU 2016-09. Fiscal 2017 EPS also included a negative impact of $0.60 from transaction and integration expenses and certain incremental non-recurring bank fees included in interest expense related to the G&K acquisition.

The following table provides summary financial information including revenue, operating income, net income and EPS from continuing operations for the full fiscal years 2017 and 2016. This information is presented to provide details of consolidation and transparency to financial performance.

	Fiscal 2017							Fiscal 2016
			G&K Acquisition
	Cintas Legacy (1)	% of Revenue	G&K Results (2)	Transaction and Integration (3)	ASU 2016-09 (4)	Reported (5)	% of Revenue	Reported (5)	% of Revenue

Revenue	$5,135.7		$187.7	$—	$—	$5,323.4		$4,795.8

Gross margin	2,304.9	44.9%	75.4	—	—	2,380.3	44.7%	2,101.3	43.8%

SG&A	1,467.3	28.6%	51.8	—	8.3	1,527.4	28.7%	1,332.4	27.8%

G&K transaction and integration expenses	—	0.0%	—	79.2	—	79.2	1.5%	—	0.0%

Operating profit	837.6	16.3%	23.6	(79.2)	(8.3)	773.7	14.5%	768.9	16.0%

Interest expense, net	54.7	1.1%	14.5	17.1	—	86.3	1.6%	63.6	1.3%

Income before income taxes	782.9	15.2%	9.1	(96.3)	(8.3)	687.4	12.9%	705.3	14.7%

Income taxes	289.9	5.6%	3.4	(30.7)	(32.5)	230.1	4.3%	256.7	5.4%

Income-continuing operations	$493.0	9.6%	$5.7	$(65.6)	$24.2	$457.3	8.6%	$448.6	9.4%

Diluted EPS, continuing operations	$4.53		$0.05	$(0.60)	$0.19	$4.17		$4.02

(1) Figures represent reported results less the details of consolidation provided in the table related to the G&K acquisition and ASU 2016-09. See notes (2), (3) and (4) for more information.

(2) Figures represent the G&K financial results from the closing of the acquisition on March 21, 2017 to the year ended May 31, 2017. These results include in SG&A, amortization expense of $9.6 million resulting from the purchase price accounting (i.e., establishment of intangible assets) for G&K. They also include interest expense on the debt to finance the G&K acquisition.

(3) These expenses relate to the G&K acquisition and include employee separation costs, planned facility reduction activities, and certain incremental non-recurring financing fees included in interest expense.

(4) Figures represent the impact from a change in the accounting for equity compensation as required under ASU 2016-09 which was adopted in the first quarter of fiscal 2017.

(5) On July 11, 2017, Cintas sold a business that was reported as discontinued operations for the fiscal years ended May 31, 2017 and 2016. Revenue and EPS for the sold business were $105.6 million and $0.07, respectively, in fiscal year 2017 and $109.7 million and $0.07, respectively, in fiscal year 2016.

Mr. Farmer continued, “The financial results of fiscal 2017 were affected by items including a change in accounting standard related to equity compensation and transaction and integration expenses related to the largest acquisition in our history. At the core, however, is a consistently growing and profitable company with a record of success that includes 46 of the past 48 years of growing both revenue and net income and achieving double-digit growth in EPS for 7 consecutive years. We are proud of our accomplishments, but our focus remains on the bright future. Significant opportunities exist in all of our businesses. In addition, long-term investments such as the G&K acquisition and the implementation of an enterprise resource planning system contribute to a long runway for continued growth.”

Mr. Farmer concluded, “Looking ahead to fiscal 2018, we expect revenue to be in the range of $6.27 billion to $6.36 billion and fiscal 2018 EPS from continuing operations to be in the range of $5.15 to $5.25.”

Fiscal 2018 guidance includes the following assumptions related to the acquired G&K business:

•	No transaction and integration expenses

•	Revenue of approximately $870 million to $900 million, compared to a prior year annualized amount of $965 million;

•	Synergies of approximately $50 million to $55 million;

•	Purchase price amortization (specifically related to intangible assets) of $50 million;

•	Interest expense on G&K acquisition debt of approximately $65 million; and

•	EPS contribution of 15 cents to 17 cents, inclusive of all items above.

The table below provides a comparison of fiscal 2017 revenue and EPS to our fiscal 2018 guidance.

	Fiscal 2017	Fiscal 2018 Low end of Range	Growth vs. 2017	Fiscal 2018 High end of Range	Growth vs. 2017

Revenue Guidance
($s in millions)
Total Revenue	$5,323.4	$6,270.0	17.8%	$6,360.0	19.5%

Earnings Per Share Guidance

EPS, continuing operations	$4.17	$5.15		$5.25

G&K transaction and integration expenses	0.60	—		—

EPS after above items	$4.77	$5.15	8.0%	$5.25	10.1%

Fiscal 2018 EPS guidance does not include any G&K transaction and integration expenses. However, we expect that these expenses will be incurred in fiscal 2018 as we continue to integrate this significant acquisition. We estimate that these expenses will range from $50 million to $65 million.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made.  You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized.  These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release.  Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2016 and in our reports on Forms 10-Q and 8-K.  The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Sr. VP-Finance and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2017	May 31, 2016	% Change
Revenue:
Uniform rental and facility services	$1,220,015	$959,721	27.1%
Other	310,272	283,827	9.3%
Total revenue	1,530,287	1,243,548	23.1%

Costs and expenses:
Cost of uniform rental and facility services	676,389	533,543	26.8%
Cost of other	175,172	163,634	7.1%
Selling and administrative expenses	437,672	346,610	26.3%
G&K Services, Inc. transaction and integration expenses	63,746	—	100.0%

Operating income	177,308	199,761	(11.2)%

Interest income	(130)	(331)	(60.7)%
Interest expense	45,389	15,776	187.7%

Income before income taxes	132,049	184,316	(28.4)%
Income taxes	49,875	68,605	(27.3)%
Income from continuing operations	82,174	115,711	(29.0)%
Income from discontinued operations, net of tax	2,063	15,187	(86.4)%
Net income	$84,237	$130,898	(35.6)%

Basic earnings per share:
Continuing operations	$0.76	$1.07	(29.0)%
Discontinued operations	0.02	0.14	(85.7)%
Basic earnings per share	$0.78	$1.21	(35.5)%

Diluted earnings per share:
Continuing operations	$0.75	$1.06	(29.2)%
Discontinued operations	0.01	0.14	(92.9)%
Diluted earnings per share	$0.76	$1.20	(36.7)%

Weighted average number of shares outstanding	105,325	106,136
Diluted average number of shares outstanding	109,023	107,797

 Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2017	May 31, 2016	% Change
Revenue:
Uniform rental and facility services	$4,202,490	$3,759,524	11.8%
Other	1,120,891	1,036,248	8.2%
Total revenue	5,323,381	4,795,772	11.0%

Costs and expenses:
Cost of uniform rental and facility services	2,307,774	2,092,833	10.3%
Cost of other	635,312	601,599	5.6%
Selling and administrative expenses	1,527,380	1,332,399	14.6%
G&K Services, Inc. transaction and integration expenses	79,224	—	100.0%

Operating income	773,691	768,941	0.6%

Interest income	(237)	(896)	(73.5)%
Interest expense	86,524	64,522	34.1%

Income before income taxes	687,404	705,315	(2.5)%
Income taxes	230,118	256,710	(10.4)%
Income from continuing operations	457,286	448,605	1.9%
Income from discontinued operations, net of tax	23,422	244,915	(90.4)%
Net income	$480,708	$693,520	(30.7)%

Basic earnings per share:
Continuing operations	$4.27	$4.08	4.7%
Discontinued operations	0.22	2.22	(90.1)%
Basic earnings per share	$4.49	$6.30	(28.7)%

Diluted earnings per share:
Continuing operations	$4.17	$4.02	3.7%
Discontinued operations	0.21	2.19	(90.4)%
Diluted earnings per share	$4.38	$6.21	(29.5)%

Weighted average number of shares outstanding	104,964	108,221
Diluted average number of shares outstanding	107,783	109,956

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2017	May 31, 2016
Uniform rental and facility services gross margin	44.6%	44.4%
Other gross margin	43.5%	42.3%
Total gross margin	44.4%	43.9%
Net income margin, continuing operations	5.4%	9.3%

	Twelve Months Ended
	May 31, 2017	May 31, 2016
Uniform rental and facility services gross margin	45.1%	44.3%
Other gross margin	43.3%	41.9%
Total gross margin	44.7%	43.8%
Net income margin, continuing operations	8.6%	9.4%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	May 31, 2017	May 31, 2016
Income from continuing operations	$82,174	$115,711
Less: income from continuing operations allocated to participating securities	951	1,882
Income from continuing operations available to common shareholders	$81,223	$113,829

Basic weighted average common shares outstanding	105,325	106,136
Effect of dilutive securities - employee stock options	3,698	1,661
Diluted weighted average common shares outstanding	109,023	107,797

Diluted earnings per share from continuing operations	$0.75	$1.06

	Twelve Months Ended
	May 31, 2017	May 31, 2016
Income from continuing operations	$457,286	$448,605
Less: income from continuing operations allocated to participating securities	8,168	7,131
Income from continuing operations available to common shareholders	$449,118	$441,474

Basic weighted average common shares outstanding	104,964	108,221
Effect of dilutive securities - employee stock options	2,819	1,735
Diluted weighted average common shares outstanding	107,783	109,956

Diluted earnings per share from continuing operations	$4.17	$4.02

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional non-GAAP financial measures of revenue and related growth and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown below.

Computation of Workday Adjusted Revenue Growth

	Twelve Months Ended
	May 31, 2017	May 31, 2016	Growth %
	A	B	G
Revenue	$5,323,381	$4,795,772	11.0%
			G=(A-B)/B
	C	D
Workdays in the period	261	262

	E	F	H
Revenue adjusted for workday difference	$5,343,777	$4,795,772	11.4%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that workday adjusted revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2017	May 31, 2016
Net cash provided by operations	$763,887	$465,845
Capital expenditures	(273,317)	(275,385)
Free cash flow	$490,570	$190,460

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended May 31, 2017
Revenue	$1,220,015	$134,358	$175,914	$—	$1,530,287
Gross margin	$543,626	$59,814	$75,286	$—	$678,726
Selling and administrative expenses	$336,400	$45,551	$55,721	$—	$437,672
G&K Services, Inc. transaction and integration expenses	$63,746	$—	$—	$—	$63,746
Interest income	$—	$—	$—	$(130)	$(130)
Interest expense	$—	$—	$—	$45,389	$45,389
Income (loss) before income taxes	$143,480	$14,263	$19,565	$(45,259)	$132,049

For the three months ended May 31, 2016
Revenue	$959,721	$122,793	$161,034	$—	$1,243,548
Gross margin	$426,178	$52,631	$67,562	$—	$546,371
Selling and administrative expenses	$255,870	$39,197	$51,543	$—	$346,610
Interest income	$—	$—	$—	$(331)	$(331)
Interest expense	$—	$—	$—	$15,776	$15,776
Income (loss) before income taxes	$170,308	$13,434	$16,019	$(15,445)	$184,316

For the twelve months ended May 31, 2017
Revenue	$4,202,490	$508,233	$612,658	$—	$5,323,381
Gross margin	$1,894,716	$230,166	$255,413	$—	$2,380,295
Selling and administrative expenses	$1,138,345	$177,378	$211,657	$—	$1,527,380
G&K Services, Inc. transaction and integration expenses	$79,224	$—	$—	$—	$79,224
Interest income	$—	$—	$—	$(237)	$(237)
Interest expense	$—	$—	$—	$86,524	$86,524
Income (loss) before income taxes	$677,147	$52,788	$43,756	$(86,287)	$687,404

For the twelve months ended May 31, 2016
Revenue	$3,759,524	$461,783	$574,465	$—	$4,795,772
Gross margin	$1,666,691	$197,010	$237,639	$—	$2,101,340
Selling and administrative expenses	$994,590	$147,503	$190,306	$—	$1,332,399
Interest income	$—	$—	$—	$(896)	$(896)
Interest expense	$—	$—	$—	$64,522	$64,522
Income (loss) before income taxes	$672,101	$49,507	$47,333	$(63,626)	$705,315

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	May 31, 2017	May 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$169,266	$139,357
Marketable securities	22,219	70,405
Accounts receivable, net	736,008	546,488
Inventories, net	278,218	249,362
Uniforms and other rental items in service	635,702	538,286
Income taxes, current	44,320	1,712
Prepaid expenses and other current assets	30,132	25,948
Assets held for sale	38,613	19,021
Total current assets	1,954,478	1,590,579

Property and equipment, at cost, net	1,323,501	993,692

Investments	164,788	124,952
Goodwill	2,782,335	1,276,076
Service contracts, net	586,988	78,194
Other assets, net	31,967	14,283
Long-term assets held for sale	—	21,039
	$6,844,057	$4,098,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$177,051	$110,940
Accrued compensation and related liabilities	149,635	101,391
Accrued liabilities	429,809	343,266
Debt due within one year	362,900	250,000
Liabilities held for sale	11,457	9,958
Total current liabilities	1,130,852	815,555

Long-term liabilities:
Debt due after one year	2,770,624	1,044,422
Deferred income taxes	469,328	259,475
Accrued liabilities	170,460	136,704
Total long-term liabilities	3,410,412	1,440,601

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY17: 180,992,605 issued and 105,400,629 outstanding FY16: 179,598,516 issued and 104,213,479 outstanding	485,068	409,682
Paid-in capital	223,924	205,260
Retained earnings	5,170,830	4,805,867
Treasury stock: FY17: 75,591,976 shares FY16: 75,385,037 shares	(3,574,000)	(3,553,276)
Accumulated other comprehensive loss	(3,029)	(24,874)
Total shareholders’ equity	2,302,793	1,842,659

	$6,844,057	$4,098,815

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2017	May 31, 2016
Cash flows from operating activities:
Net income	$480,708	$693,520

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,565	149,691
Amortization of intangible assets	25,030	15,588
Stock-based compensation	88,868	79,293
Gain on Storage	(1,460)	(15,786)
Gain on Shred-it	(25,457)	(354,071)
Asset impairment charge	23,331	—
G&K Services, Inc. transaction and integration expenses	31,445	—
Short-term debt financing fees included in net income	17,062	—
Settlement of interest rate hedge	30,194	—
Deferred income taxes	3,902	(59,302)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(93,557)	(52,762)
Inventories, net	(668)	(17,917)
Uniforms and other rental items in service	(8,732)	(6,306)
Prepaid expenses and other current assets	24,201	(965)
Accounts payable	13,726	(564)
Accrued compensation and related liabilities	13,654	13,512
Accrued liabilities and other	(501)	22,714
Income taxes, current	(29,424)	(800)
Net cash provided by operating activities	763,887	465,845

Cash flows from investing activities:
Capital expenditures	(273,317)	(275,385)
Proceeds from redemption of marketable securities	218,324	434,179
Purchase of marketable securities and investments	(181,065)	(494,146)
Proceeds from Storage transactions	2,400	35,338
Proceeds from sale of investment in Shred-it	25,876	580,837
Acquisitions of businesses, net of cash acquired	(2,102,371)	(156,579)
Other, net	(196)	4,137
Net cash (used in) provided by investing activities	(2,310,349)	128,381

Cash flows from financing activities:
Proceeds from issuance of commercial paper, net	50,500	—
Proceeds from issuance of debt, net	1,932,229	—
Repayment of debt	(250,000)	(16)
Payment of short-term debt financing fees	(17,062)	—
Proceeds from exercise of stock-based compensation awards	31,870	28,226
Dividends paid	(142,433)	(115,273)
Repurchase of common stock	(20,724)	(780,151)
Other, net	(5,878)	490
Net cash provided by (used in) financing activities	1,578,502	(866,724)

Effect of exchange rate changes on cash and cash equivalents	(2,131)	(5,218)

Net increase (decrease) in cash and cash equivalents	29,909	(277,716)
Cash and cash equivalents at beginning of year	139,357	417,073
Cash and cash equivalents at end of year	$169,266	$139,357